Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement of our report dated March 16, 2023, relating to the consolidated financial statements of Comstock Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Assure CPA LLC

Spokane, Washington

June 28, 2023